UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 17, 2014

Home BancShares, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

000-51904	71-0682831
(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

(501) 328-4770

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Home BancShares, Inc. (“Home” or the “Registrant”) hereby furnishes its July 17, 2014 press release announcing the completion of its acquisition of Florida Traditions Bank, a Florida state bank (“FTB”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events.

On July 17, 2014, Home, parent company of Centennial Bank (“Centennial”), completed its acquisition of FTB pursuant to a previously announced definitive agreement and plan of merger whereby FTB merged with and into Centennial. Under the terms of the Agreement and Plan of Merger dated April 25, 2014, by and among Home, Centennial, and FTB, Home will issue approximately 1,316,000 shares of its common stock valued at approximately $39.5 million as of July 17, 2014, in exchange for all outstanding shares of FTB common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1 Agreement and Plan of Merger by and among Home BancShares, Inc., Centennial Bank, and Florida Traditions Bank dated April 25, 2014 (incorporated by reference to Exhibit 2.1 to Home BancShares, Inc.’s Current Report on Form 8-K, filed on April 28, 2014).

99.1 Press Release: Home BancShares, Inc. Announces Completion of the Acquisition of Florida Traditions Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.
(Registrant)

Date: July 18, 2014	/s/ Brian Davis
Brian Davis
Chief Accounting Officer